EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-59961 of TXU Corp. on Form S-8 of our report dated June 27, 1999, appearing in this Annual Report on Form 11-K of the Employees' Thrift Plan of the Texas Utilities Company System for the year ended December 31, 1999.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
June 28, 2000